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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 3, 2000, relating to the financial statements and financial statement schedule, which appear in Parker Drilling Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP

Tulsa, Oklahoma
May 8, 2000